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EXHIBIT 23.2

         September 20, 2005.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Pogo Producing Company of our report dated August 5, 2005, relating to the consolidated financial statements of Northrock Resources Ltd., which appears in Pogo Producing Company's Current Report on Form 8-K filed September 20, 2005. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Calgary, Alberta

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM